EXHIBIT 99.2


                    Remarks of Thomas O. Ryder, Chairman and
                  Chief Executive Officer, The Reader's Digest
               Association, Inc., made to investors and analysts


      This is an exciting time for me and my colleagues at Reader's Digest.

      We've been through a couple of years of triage as we dealt with the catastrophes of 2001.

      We created and executed a two-year plan aimed at stabilizing our core business and investing in key new business initiatives to build a platform for our longer-term growth.

      And, now we are actively engaged in creating a new plan that aspires to real and consistent growth, helped by a greatly improved existing business and exciting new initiatives driven by our core skills and assets.

      We are drawing this new plan from a greatly improved financial circumstance --confident that we have the resources we require to grow our business and continue our program to increase shareholder returns.

      I will talk briefly about the major components of that growth program, but first let's look at the final quarter and final year of our just-completed two-year plan.

      Our final quarter of Fiscal 2005 came in very strong.
Better than we expected in fact.

      The fourth quarter helped drive full-year results that exceeded our external guidance and created strong momentum as we move into Fiscal 2006.

      Fourth quarter earnings were 11 cents per share, an improvement of 17 cents over last year's quarter, which had a loss of (6) cents per share.

      We benefited from the change in how we account for magazine promotion expense versus last year, but we had very strong performances in our two core businesses North America and International.

      Operating profits at RDNA were up 67 percent and RD
International grew by 30 percent.

      More encouraging, however, was that these businesses achieved revenue growth. Both were up by 5 percent, albeit aided somewhat by foreign exchange. This is right on the schedule we planned and we believe that this is the beginning of a trend. Real growth is starting as our core business has stabilized and the investments we have made in new products - principally magazines and books, and new countries - have begun to kick in strongly.

      Offsetting gains in the core business were declines at our third operating segment, Consumer Business Services. Although CBS had a down quarter, the negative trends in QSP and Books Are Fun are beginning to improve, particularly at QSP, where revenues improved over last year. The fourth quarter is small for both businesses, especially QSP, and I don't think we should read too much into it. However, we expect to see better results in 2006.

      The story for the full year was the same as for the fourth quarter. Strong improvement in North America and International;
weakness at CBS.  Here are some highlights:

   Full-year reported earnings were a loss of $(0.95) cents per share. Adjusting for special items related to our third-quarter reduction of Books Are Fun goodwill, the write-off of financing fees taken in the fourth quarter, and the acceleration of deferred magazine promotion expense, earnings were $0.92 cents per share.

  - We had a $15 million improvement in profit at RD North America, which grew by 19 percent...
  - a $19 million improvement in profits at RD International, which grew by 34 percent...
  - CBS operating profits for the year were down 50 percent to $29 million, and revenues declined to $485 million as we dealt with some difficult competitive issues.
  - Total company revenues were up for the first time in nearly a decade, led by growth of North America and International in the second half of the year especially.

   For the full company, we gave EPS guidance for the 2005 fiscal year both with and without special items.

   Either way, results were better than the high end of our guidance range.

   This was the last quarter and last year of our two-year plan. This plan was tremendously important to us, both in terms of fixing our business and reestablishing credibility with you. We think we've done pretty well, albeit with some ups and downs.

   Let's recap:

   When we announced the plan, US BHE was bleeding red ink following the sweepstakes settlement. U.S. Reader's Digest profits were under pressure, mail intensity in international markets was negatively affecting profits, and the active customer base in both the U.S. and International markets was in decline. We had taken on almost $1 billion in debt, to acquire Reiman and recapitalize the company. And consolidated revenues were in decline, with few obvious opportunities for growth.

   Our ambitious two-year goal was to stabilize the business and build a platform for sustainable revenue and profit growth beginning this year, in Fiscal 2005.

   To accomplish this goal, our plan was to:

   - stabilize the active customer base while improving margins at North America and International;
   -  further improve margins by reducing fixed operating costs;
   - and invest in new business initiatives to diversify our revenue streams and drive long-term revenue and profit growth.
   - We also planned to aggressively grow QSP and Books Are Fun, but that's a different story.

   I am pleased to report that we have made significant progress on most of these fronts, and this is a much better, stronger business today.

   Let's start with RD North America.

   Over the course of the two-year plan, profits grew from $60 million in Fiscal 2003 to over $90 million this year. That's an improvement of 50 percent.

   Operating profit margins increased by almost 3 percentage points, to 10 percent.

   We stopped the decline in revenues. And stabilized the customer base.

   Those were the principal goals for North America.

   But perhaps the most significant accomplishment is that we stabilized circulation at Reader's Digest magazine.

   We have seen several other magazines recently lowering their circulation commitments. And with recent Audit Bureau of Circulation changes, you will see more.

   We started this process a few years ago. We lowered circulation to improve profitability, while maintaining our position as the largest paid-circulation magazine in the U.S.

   We did this proactively and strategically.

   And it has paid off.

   As other magazines are now faced with the challenge of maintaining circulation levels and profitability, our profits have been growing for the past three years.

   At US Books and Home Entertainment, profit margins in 2005 were over 7 percent.

   This business was completely devastated by the new sweepstakes laws. It lost almost $40 million in 2002. We have had to completely remake what was almost solely a direct mail sweepstakes business. Today we do fewer products and use multiple channels -- direct mail with sweepstakes and non-sweepstakes; retail; television; catalogs; the Internet;
Books Are Fun. It's a smaller business, but a solid one with a chance for steady growth.

   Reader's Digest Canada, which was facing the challenge of a declining customer base, has now become one of our strongest international markets with growing revenue and high margins.
They have driven year-over-year customer growth with strong new promotions, and the blockbuster success of Our Canada. RD Canada is a very strong, very valuable business.

   We said when we acquired Reiman that it was a great business that was very profitable and added several million new customers to Reader's Digest. But we also said its most important contribution might well come in helping us transform our other businesses.

   In North America, over the past 2 1/2 years, Reiman has contributed six new magazine concepts, which have all been successful. These magazines have brought in more than 2 million customers and $30 million in revenue in Fiscal 2005.

   Backyard Living, Our Canada, the RD Specials, Cooking for 2,
Birds & Blooms Extra and Bookazines all have achieved strong success, with little investment relative to what is normally spent in our industry.

   And, we have quietly assembled quite a food franchise.

   More than 8 million magazine subscribers through Taste of Home, Quick Cooking, Light and Tasty, Country Woman, and Cooking for 2.

   Our RD Specials, which are largely food related, and our Bookazines, which combine aspects of books and magazines, expand our food presence at retail, primarily supermarkets.

   Meanwhile, we sell more than 2 million cookbooks every year, and we reach out to over 300,000 customers who attend our cooking schools annually.

   Combining all of these components makes us the largest food publisher in the world. And, we will soon launch our new food magazine, Every Day with Rachael Ray, which has both advertisers and retailers buzzing.

   This year, we also plan to launch Taste of Home Entertaining, a direct selling business similar to Pampered Chef and building on the remarkable success of our Taste of Home brand.

   And we have begun to expand to other communities outside of food.

   We recently created a Home and Garden group to leverage our scale in this category with The Family Handyman, American
Woodworker, Backyard Living, Birds & Blooms, as well as several
Do-it-Yourself and How-to Books.

   This is also an advertising opportunity as well as an opportunity to repurpose our existing content to several platforms, including the Web.

   RD International had an outstanding run over the course of the two-year plan. Tom Gardner and his team did a superb job of turning this business around.

   Profits at RDI grew from $49 million in Fiscal 2003 to $76 million this year.

   That's an improvement of 55 percent.

   Margins grew from 5 percent to 8 percent.

   Revenues increased, helped a bit by foreign exchange and we reversed a decade-long trend.

   RDI now has its sights set on solid, currency-neutral revenue growth and we expect to achieve this in Fiscal 2006.

   In a few minutes, Tom will tell you how he and his team turned that business around and why they are very optimistic about the future.

   Of all our businesses, CBS was the one disappointment in the 2-year plan. We expected strong growth and didn't come close.

   Revenues were down 14 percent over two years and profits were down over 60 percent.

   At the start of the plan, we recognized the tremendous growth potential for both Books Are Fun and QSP, and we were hopeful.
But a number of competitors saw the same potential we did, and they came after us, and our sales forces.

   After two years of battles to hold existing reps and recruit new ones, we are beginning to get traction, particularly at QSP.
And, we have built a stronger business as a result of the competition.

   There is still work to be done at QSP and Books Are Fun, but we
do expect improved revenues and profits for both in 2006.   And,
we like the long-term outlook for these businesses a lot.

   Back to the big picture, and our two-year plan. Our strong performance relative to the plan at North America and International offset most of the softness I just described at CBS. We hit or came close to most of our metrics.

   In the first year of the plan we hit 11 of 15 metrics:

   - We grew profits by double-digits at North America and International, which led to higher operating margins
   -  We returned US BHE to profitability
   - We continued to generate strong free cash flow and aggressively reduce debt levels
   -  We launched three new magazines in North America
   -  And we expanded BAF and Reiman to international markets

   The metrics that we did not achieve related to revenue and profit growth targets at BAF and QSP.

   In the second year, we continued to build on our successes at North America and International, recording the second year of double-digit profit growth and further increasing margins at both businesses. We stopped the declines in revenue and continued to expand with new products and new markets. We launched three new magazine concepts [Cooking for 2, Birds & Blooms Extra, and Bookazines] and started businesses in four new countries.

   We continued to produce strong free cash flows and lowered our debt to 2.3 times EBITDA, slightly better than plan.

   This enabled us to make shareholder-friendly moves like doubling our dividend and beginning to buy back shares, both during 2005.

   Our strong finish in the fourth quarter gave us good momentum going into the new fiscal year.

   We are working on a new three-year plan. We are excited about it because this one focuses on growth. This is a new direction for us, because for the past few years we have had to concentrate almost totally on fixing things that were broken. We are almost done with that phase.

   Our new strategy will focus on three elements:

     1.    Diversifying our existing businesses
     2.    Expanding products and services for key affinity groups
     3.    Extending and leveraging our global scale

      Our excitement stems from the fact that we have a number of great ideas in various stages of development to support this new strategy. In our next fiscal year we will continue our work in revitalizing our core business and we will concentrate on launching three major new projects:

     1.    First:  Our new magazine -  Every Day with Rachael Ray
     2. Second: Taste of Home Entertaining - our new direct sales business that will leverage the power of our Taste of Home magazine brand. (By the way, both of these projects are examples of how we intend to expand products and services for a specific affinity group.
           In this case - food.)  And,
     3. We will continue our program of geographic expansion by launching in five new countries next year and testing 3 to 5 others.

      And, of course, we will continue development of new projects launched in the last couple of years like:

     -     Backyard Living Magazine
     -     Our Canada
     -     Cooking for 2
     -     RD Specials
     -     Books Are Fun in Spain, Italy, Germany and Mexico
     -     Last year's launches in Croatia, Slovenia, Romania and
           Ukraine
     - And, "English in Twenty Minutes a Day", our foreign language product

      Fiscal 2006 should be another good year. We expect revenues and profits to grow across all of our business segments, with consolidated revenues improving by low-to-mid single digits.
And, we expect operating profits to grow in the mid-teens, even though we will make significant investments - more than $20 million - in new businesses.

   Additionally, the company is targeting:

     -     Mid to high single-digit profit growth at International.
     - Mid-teens profit growth at North America (including a $21 million increase in profits because of lower amortization expense) offset by substantial investment in Every Day with Rachael Ray, and Taste of Home Entertaining.
     - Increased revenues and profits at CBS, led by improvements at both BAF and QSP.
     - Free cash flow of $130 million to $140 million, which will be used to continue to pay down debt, pay dividends and repurchase shares.
     - EPS in the range of $0.90 to $1.00, with growth mitigated by a return to normalized tax rates and non-cash charges reflecting the expensing of stock options and lower pension income.

         Inside RDA, we feel very good about this moment - and about our success with the two-year plan. After the tumultuous series of setbacks that began in 2001, we are now in a much better place. We have created greater balance in our portfolio of businesses and have diversified our sources of revenues and profits.

      But, stabilizing revenues and improving margins is just the first step. We understand that better than anyone. Our next phase will be every bit as difficult, but a lot more fun -- as we create real, sustainable revenue growth and the profits to match. I'll be telling you more about that in the near future.

      Now I would like to introduce one of our principal leaders in this effort, Mr. Tom Gardner, who will update you on RD
International.  Tom...
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